                                                                   Exhibit 10.4
================================================================================


                            STOCK PURCHASE AGREEMENT




                                     Between

                           LADBROKE RACING CORPORATION

                                       and

                                 MI VENTURE INC.



                          Dated as of November 5, 1999




================================================================================

                             DISCLOSURE SCHEDULE


            The Disclosure Schedule shall include the following Sections:

3.4   Subsidiaries
3.5   Conflicts
3.6   Government Consents and Approvals
3.7   Reference Balance Sheet
3.8   Liabilities
3.9   Conduct not in Ordinary Course; Changes, Events and Conditions
3.10  Litigation
3.11  Noncompliance with Laws
3.12  Environmental Matters
3.13  Material Contracts
3.14  Intellectual Property
3.15  Real Property
3.16  Assets
3.17  Employee Benefit Matters
3.18  Labor Matters
3.19  Key Employees
3.20  Taxes
3.23  Insurance Policies
5.1   Conduct of Business Prior to the Closing
6.4   Assumed Severance Obligations

4.5   Liabilities
4.6   Litigation

                                TABLE OF CONTENTS


Section                                                                   Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1  Certain Defined Terms...........................................1

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.1  Purchase and Sale of the Shares.................................8
SECTION 2.2  Purchase Price..................................................8
SECTION 2.3  Closing.........................................................8
SECTION 2.4  Closing Deliveries by the Seller................................9
SECTION 2.5  Closing Deliveries by the Purchaser.............................9
SECTION 2.6  Adjustment of Purchase Price....................................9

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.1  Organization, Authority and Qualification of the Seller and
      Guarantor.............................................................10
SECTION 3.2  Organization, Authority and Qualification of the Companies.....10
SECTION 3.3  Capital Stock of the Companies; Ownership of the Shares........11
SECTION 3.4  Subsidiaries...................................................11
SECTION 3.5  No Conflict....................................................12
SECTION 3.6  Governmental Consents and Approvals............................12
SECTION 3.7  Financial Information, Books and Records, Projections and
      Operating Data........................................................12
SECTION 3.8  No Undisclosed Liabilities.....................................13
SECTION 3.9  Conduct in the Ordinary Course; Absence of Certain Changes,
      Events and Conditions.................................................13
SECTION 3.10  Litigation....................................................14
SECTION 3.11  Compliance with Laws..........................................14
SECTION 3.12  Environmental Matters.........................................15
SECTION 3.13  Material Contracts............................................15
SECTION 3.14  Intellectual Property.........................................16
SECTION 3.15  Real Property.................................................17
SECTION 3.16  Assets........................................................18
SECTION 3.17  Employee Benefit Matters......................................18
SECTION 3.18  Labor Matters.................................................23
SECTION 3.19  Key Employees.................................................23
SECTION 3.20  Taxes.........................................................23
SECTION 3.21  Brokers.......................................................24
SECTION 3.22  Investment Purpose............................................24

SECTION 3.23  Insurance.....................................................25

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.1  Organization and Authority of the Purchaser....................25
SECTION 4.2  No Conflict....................................................26
SECTION 4.3  Governmental Consents and Approvals............................26
SECTION 4.4  Investment Purpose.............................................26
SECTION 4.5  No Undisclosed Liabilities.....................................26
SECTION 4.6  Litigation.....................................................26
SECTION 4.7  No Material Adverse Change.....................................26
SECTION 4.8  Purchaser Prospectus...........................................27
SECTION 4.9  Brokers........................................................27

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.1  Conduct of Business Prior to the Closing.......................27
SECTION 5.2  Access to Information..........................................28
SECTION 5.3  Confidentiality................................................29
SECTION 5.4  Regulatory and Other Authorizations; Notices and Consents......29
SECTION 5.5  Director.......................................................30
SECTION 5.6  Purchaser Shares; Transfer Restrictions........................30
SECTION 5.7  Distribution of Excess PRA Assets..............................30
SECTION 5.8  Casualty Insurance Proceeds....................................30
SECTION 5.9  Notification...................................................31
SECTION 5.10 Intercompany Obligations.......................................31
SECTION 5.11 No Negotiation.................................................31
SECTION 5.12 Further Action.................................................31
SECTION 5.13 Non-Competition................................................31
SECTION 5.14 Maintenance of Book Value......................................31
SECTION 5.15 Ladbroke Names.................................................32
SECTION 5.16 San Pablo Gaming Facility......................................32
SECTION 5.17 Transition Services............................................32
SECTION 5.18 Termination of Interests in Real Property......................33

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.1  Payroll Obligations, Employee Agreements and WARN Act..........33
SECTION 6.2  Seller's Plans and Employee-Related Liabilities................33
SECTION 6.3  Purchaser's Plans..............................................34
SECTION 6.4  Bonus and Severance Obligations; Accrued Vacation Pay..........35

SECTION 6.5  Mutual Cooperation.............................................35
SECTION 6.6  Employee Benefits Indemnity....................................35
SECTION 6.7  Third-Party Claims.............................................36

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.1  Indemnity......................................................36
SECTION 7.2  Returns and Payments...........................................37
SECTION 7.3  Refunds........................................................37
SECTION 7.4  Contests.......................................................38
SECTION 7.5  Time of Payment................................................38
SECTION 7.6  Cooperation and Exchange of Information........................39
SECTION 7.7  Conveyance Taxes...............................................39
SECTION 7.8  Miscellaneous..................................................39

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.1  Conditions to Obligations of the Seller........................40
SECTION 8.2  Conditions to Obligations of the Purchaser.....................41

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.1  Survival of Representations, Warranties and Indemnification
      Obligations...........................................................42
SECTION 9.2  Indemnification by the Seller..................................43
SECTION 9.3  [Intentionally Omitted]........................................44
SECTION 9.4  Limits on Indemnification; Jurisdiction; Guaranty..............44

                                    ARTICLE X

                             TERMINATION AND WAIVER

SECTION 10.1  Termination...................................................45
SECTION 10.2  Effect of Termination.........................................46
SECTION 10.3  Waiver........................................................46

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.1  Expenses......................................................46
SECTION 11.2  Notices.......................................................47
SECTION 11.3  Public Announcements..........................................48

SECTION 11.4  Headings......................................................48
SECTION 11.5  Severability..................................................48
SECTION 11.6  Entire Agreement..............................................49
SECTION 11.7  Assignment....................................................49
SECTION 11.8  No Third Party Beneficiaries..................................49
SECTION 11.9  Amendment.....................................................49
SECTION 11.10  Jurisdiction; Service of Process.............................49
SECTION 11.11  WAIVER OF JURY TRIAL ........................................49
SECTION 11.12  Governing Law................................................49
SECTION 11.13  Counterparts.................................................49
SECTION 11.14  Specific Performance.........................................49

EXHIBIT

1.1         JOINT ESCROW INSTRUCTIONS
1.2         PURCHASER SHARE PERCENTAGE CALCULATION
2.2         FORM OF PURCHASER NOTE
2.6         COMPANIES' ACCOUNTING POLICIES
5.7         EXCESS PRA ASSETS
8.1(d)      FORM OF OPINION OF THE PURCHASER'S COUNSEL
8.1(e)      FORM OF REGISTRATION RIGHTS AGREEMENT
8.2(d)      FORM OF OPINION OF THE SELLER'S COUNSEL
8.2(g)      CERTIFICATE OF NON-FOREIGN STATUS
8.2(h)      TITLE POLICY EXCEPTIONS AND ENDORSEMENTS

            STOCK PURCHASE AGREEMENT, dated as of November 5, 1999, between Ladbroke Racing Corporation, a Delaware corporation (the "Seller"), and MI
                                                          ------
Venture Inc., a Delaware corporation (the "Purchaser").
                                           ---------

                              W I T N E S S E T H:

            WHEREAS, the Seller owns directly or indirectly all the issued and outstanding shares (the "Shares") of (i) common stock, no par value (the "LL
                         ------                                           --
Common Stock"), of Ladbroke Land Holdings, Inc., a California corporation
------------
("LL"), and (ii) common stock, no par value (the "PRA Common Stock" and,
  --                                              ----------------
together with the LL Common Stock, the "Common Stock"), of Pacific Racing
                                        ------------
Association Inc., a California corporation ("PRA") (each of LL and PRA
                                             ---
individually, a "Company" and collectively, the "Companies"); and
                 -------                         ---------

            WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:
ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings:

            "Acquisition Documents" has the meaning specified in Section 9.1.
             ---------------------

            "Action" means any claim, action, suit, arbitration, inquiry,
             ------
proceeding or investigation by or before any Governmental Authority.

            "Adjustment Date" has the meaning specified in Section 2.6(b).
             ---------------

            "Affiliate" means, with respect to any specified Person, any other
             ---------
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            "Agreement" or "this Agreement" means this Stock Purchase Agreement,
             ---------      --------------
dated as of November 5, 1999, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.9.

            "Assets" has the meaning specified in Section 3.16(a).
             ------

            "Book Value" means the excess of total assets over total liabilities
             ----------
of a Person shown on any specified balance sheet of such Person.

            "Business" means the operation of a thoroughbred horseracing and
             --------
pari-mutuel wagering business and related activities at Golden Gate Fields in Alameda County, California.

            "Business Day" means any day that is not a Saturday, a Sunday or
             ------------
other day on which banks are required or authorized by law to be closed in London, Toronto or The City of New York.

            "Claim Notice" has the meaning specified in Section 9.2(b).
             ------------

            "Class A Subordinate Voting Stock" means the class A subordinate
             --------------------------------
voting stock of the Purchaser to be distributed as a stock dividend to stockholders of Magna International Inc.

            "Closing" has the meaning specified in Section 2.3.
             -------

            "Closing Balance Sheet" means the audited balance sheet (including
             ---------------------
the related notes and schedules thereto) of the Companies and the Subsidiaries, to be prepared pursuant to Section 2.6(a) and to be dated as of the Closing Date.

            "Closing Date" has the meaning specified in Section 2.3.
             ------------

            "COBRA" has the meaning specified in Section 6.2(c).
             -----

            "Code" means the Internal Revenue Code of 1986, as amended through
             ----
the date hereof.

            "Common Stock" has the meaning specified in the recitals to this
             ------------
Agreement.

            "Companies' Accounting Policies" means those policies specified on
             ------------------------------
Exhibit 2.6 attached hereto.

            "Company" and "Companies" have the meaning specified in the recitals
             -------       ---------
to this Agreement.

            "Company Plan" has the meaning specified in Section 3.17(a).
             ------------

            "Development Agreement" has the meaning specified in Section 5.18.
             ---------------------

            "Disclosure Schedule" means the Disclosure Schedule attached hereto,
             -------------------
dated as of the date hereof, and forming a part of this Agreement.

            "Employee" or "Employees" means any individual who is (a) an active
             --------      ---------
employee of any Company or any Subsidiary immediately prior to the Closing Date and (b) employees on any authorized leave of absence, including, without limitation, short- or long-term disability leave, worker's compensation leave or vacation leave as of the Closing Date.

            "Employee Agreements" has the meaning specified in Section 3.17(a).
             -------------------

            "Encumbrance" means any charge, claim, condition, equitable
             -----------
interest, lien, option, pledge, security interest, right of first refusal or restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            "Environment" means soil, land surface or subsurface strata, surface
             -----------
waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

            "Environmental Law" means any Law in effect as of the Closing Date
             -----------------
that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits related to Hazardous Materials, or other prohibitions related to Hazardous Materials and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of Hazardous Materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) protecting natural resources, species, or ecological amenities;

     (e) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials;

     (f) cleaning up Hazardous Materials that have been released, preventing the possibility of release, or paying the costs of such clean up or prevention; or

     (g) making responsible parties pay private parties, or groups of them, for damages done to their health (as related to Hazardous Materials) or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to the Environment.

            "ERISA" has the meaning specified in Section 3.17(a).
             -----

            "ERISA Affiliate" means, with respect to a Company, any other Person
             ---------------
that, together with such Company, would be treated as a single employer under Code ss. 414.

            "Excess PRA Assets" means those assets set forth on Exhibit 5.7
             -----------------
attached hereto.

            "Exchange Act" means the Securities Exchange Act of 1934 and any
             ------------
successor law and regulations issued pursuant thereto.

            "Governmental Authority" means any United States federal, state or
             ----------------------
local or any foreign government, governmental, regulatory, gaming or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction,
             ------------------
decree, stipulation, determination or award entered by or with any Governmental Authority.

            "Guarantor" means Ladbroke Hotels U.S.A. Corporation, a Delaware
             ---------
corporation.

            "Hazardous Materials" means any waste or other substance that is
             -------------------
listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
             -------
1976, as amended, and the rules and regulations promulgated thereunder.

            "Indebtedness" means, with respect to any Person, (a) all
             ------------
indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, and (i) all Indebtedness referred to in clauses
(a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnified Party" has the meaning specified in Section 9.2(a).
             -----------------

            "Intellectual Property" means all Marks, all patents, patent
             ---------------------
applications, and inventions and discoveries that may be patentable, all copyrights in both published works and unpublished works, all rights in mask works and Trade Secrets owned, used, or licensed by any Company as licensee or licensor.

            "IRS" means the United States Internal Revenue Service or any
             ---
successor agency, and, to the extent relevant, the United States Department of the Treasury.

            "Joint Escrow Instructions" means the joint escrow instructions
             -------------------------
substantially in the form attached hereto as Exhibit 1.1 to be dated as of the Closing Date between the Purchaser and the Seller.

            "Knowledge" means (i) in the case of the Seller and the Companies,
             ---------
the actual knowledge of George Harbison, John Ford, Peter Tunney, Thomas Kanar, Russell Foreman, Hilary Stewart-Jones or Paul Lierman and (ii) in the case of the Purchaser, the actual knowledge of James Nicol, Graham Orr, Louis Tonelli or Dilip Sinha.

            "Ladbroke Leases" means the lease dated January 1, 1971 between LL
             ---------------
and LRC and the Third Amended and Restated Pacific Sublease dated March 4, 1991 between LRC and PRA, each relating to the Real Property.

            "Law" or "Laws" means any federal, state, local or foreign statute,
             ---      ----
law, ordinance, regulation, rule, code, order, other requirement or rule of law.

            "Liabilities" means any and all debts, liabilities and obligations,
             -----------
whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

            "Limited Partnership Agreement" has the meaning specified in Section
             -----------------------------
8.2(j).

            "Loss" or "Losses" has the meaning specified in Section 9.2(a).
             ----      ------

            "LL" has the meaning specified in the recitals of this Agreement.
             --

            "LL Common Stock" has the meaning specified in the recitals of this
             ---------------
Agreement.

            "LRC" means Ladbroke Racing California, Inc., a Delaware
             ---
Corporation.

            "Marks" means the name "Golden Gate Fields," all fictional business
             -----                  ------------------
names, trading names, registered and unregistered trademarks, service marks, and applications.

            "Material Adverse Effect" means any circumstance, change in, or
             -----------------------
effect on the Companies or any Subsidiary that is or would reasonably be expected to be materially adverse to the results of operations or financial condition of the Companies and the Subsidiaries, taken as a whole; provided,
                                                                   --------
however, that "Material Adverse Effect" shall not include any circumstance,
-------
change in or effect on the Company or any Subsidiary directly or indirectly arising out of or attributable to (i) any actions taken or omitted to be taken by the Seller pursuant to the terms of this Agreement or any actions taken by the Purchaser or (ii) any effects resulting from the announcement of the transactions contemplated by this Agreement.

            "Material Contracts" has the meaning specified in Section 3.13(a).
             ------------------

            "Multiemployer Plans" has the meaning specified in Section 3.17(a).
             -------------------

            "Option Agreement" means the Option Agreement and Agreement of
             ----------------
Purchase and Sale dated as of July 25, 1997 between GGF Property, LLC and Golden Gate Land Company, Inc.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any
             ----
successor thereto.

            "Pension Plans" has the meaning given in ERISA ss. 3(2)(A).
             -------------

            "Person" means any individual, partnership, firm, corporation,
             ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

            "Plans" has the meaning specified in Section 3.17(a).
             -----

            "PRA" has the meaning specified in the recitals to this Agreement.
             ---

            "PRA Common Stock" has the meaning specified in the recitals to this
             ----------------
Agreement.

            "Purchase Price" has the meaning specified in Section 2.2.
             --------------

            "Purchase Price Bank Account" means a bank account designated in
             ---------------------------
writing by the Seller at least 3 Business Days prior to the Closing.

            "Purchaser" has the meaning specified in the recitals to this
             ---------
Agreement.

            "Purchaser Note" has the meaning specified in Section 2.2.
             --------------

            "Purchaser Share Percentage" means the percentage of shares that
             --------------------------
reflects the percentage which $7,000,000 bears to total stockholders' equity of the Purchaser, to be calculated as set forth on Exhibit 1.2 hereto.

            "Purchaser Shares" means shares of Class A Subordinate Voting Stock
             ----------------
equal to the Purchaser Share Percentage of the total number of shares of equity stock of the Purchaser outstanding at Closing, on a "fully-diluted" basis. For purposes of this definition, the "fully-diluted" equity stock of the Purchaser outstanding at Closing shall include the Purchaser Shares but shall not include any other shares issued in connection with the acquisition (from third parties that are not Affiliates of the Purchaser) of any horse racing or pari-mutuel wagering business prior to the Closing (other than the shares issued to The Edward J. DeBartolo Corporation pursuant to the Stock Purchase Agreement dated as of October 21, 1999 among The Edward J. DeBartolo Corporation, Oklahoma Racing LLC and the Purchaser).

            "Purchaser's Accountants" means Ernst & Young LLP, independent
             -----------------------
accountants of the Purchaser.

            "Purchaser Material Adverse Effect" has the meaning specified in
             ---------------------------------
Section 4.7.

            "Purchaser's Plans" has the meaning specified in Section 6.3(a).
             -----------------

            "Purchaser Prospectus" means the Purchaser's preliminary prospectus
             --------------------
registering with the SEC shares of Class A Subordinate Voting Stock.

            "Registration Rights Agreement" means the registration rights
             -----------------------------
agreement executed and delivered by the Seller and the Purchaser on the Closing Date, substantially in the form attached hereto as Exhibit 8.1(e), as such agreement may thereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

            "Qualified Plan" has the meaning specified in Section 3.17(d).
             --------------

            "Real Property" means the real property described on Section 3.15(a)
             -------------
of the Disclosure Schedule, including all improvements and appurtenances thereto, rights in connection therewith and interests therein.

            "Reference Balance Sheet" means the combined Statement of Certain
             -----------------------
Assets and Liabilities (including the schedules thereto) of the Companies, dated as of December 31, 1998, copies of which are set forth in Section 3.7(a) of the Disclosure Schedule.

            "Reference Balance Sheet Date" means December 31, 1998.
             ----------------------------

            "Returns" has the meaning specified in Section 7.2
             -------

            "SEC" means the United States Securities and Exchange Commission.
             ---

            "Securities Act" means the Securities Act of 1933 and any successor
             --------------
law and regulations issued pursuant thereto.

            "Seller" has the meaning specified in the recitals to this
             ------
Agreement.

            "Seller's Accountants" means Ernst & Young LLP independent
             --------------------
accountants of the Seller.

            "Shares" has the meaning specified in the recitals to this
             ------
Agreement.

            "Subsidiary" or "Subsidiaries" means any and all corporations,
             ----------      ------------
partnerships, joint ventures, associations and other entities controlled by any of the Companies directly or indirectly through one or more intermediaries.

            "Tax" or "Taxes" means any and all taxes, fees, levies, duties,
             ---      -----
tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

            "Third Party Claims" has the meaning specified in Section 9.2(b).
             ------------------

            "Title Policy" has the meaning specified in Section 8.2(h).
             ------------

            "Title IV Plans" means all Pension Plans that are subject to
             --------------
Title IV of ERISA, 29 U.S.C.ss.1301 et seq., other than Multiemployer Plans.

            "Trade Secrets" means all know-how, trade secrets, confidential
             -------------
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints.

            "U.S. GAAP" means United States generally accepted accounting
             ---------
principles and practices as in effect from time to time and applied consistently throughout the periods involved.

            "WARN Act" has the meaning specified in Section 6.1(c).
             --------

            "Workers' Compensation Claim" has the meaning specified in Section
             ---------------------------
6.2(b).

                                   ARTICLE II
                                PURCHASE AND SALE

            SECTION 2.1 Purchase and Sale of the Shares. Upon the terms and
                        -------------------------------
subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.

            SECTION 2.2 Purchase Price. Subject to the adjustments set forth in
                        --------------
Section 2.6, the aggregate purchase price for the Shares shall be (i) $60,000,000 in cash, (ii) the Purchaser Shares, and (iii) a $20,000,000 principal amount non-interest bearing promissory note of the Purchaser (the "Purchaser Note") maturing at a rate of $10,000,000 on the first anniversary of the Closing Date and $5,000,000 on each of the second and third anniversaries of the Closing Date, such promissory note to be substantially in the form of
Exhibit 2.2 (together, the "Purchase Price").

            SECTION 2.3 Closing. Upon the terms and subject to the conditions of
                        -------
this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the
                                              -------
offices of O'Melveny & Myers LLP, 275 Battery Street, San Francisco, California at 10:00 A.M. San Francisco time on the fifth Business Day following the later to occur of (A) expiration or termination of all applicable waiting periods under the HSR Act and (B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
     ------------

            SECTION 2.4 Closing Deliveries by the Seller. At the Closing,
                        --------------------------------
against delivery of the Purchase Price, the Seller shall, in accordance with the Joint Escrow Instructions, deliver or cause to be delivered to the Purchaser:

            (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

            (b) a receipt for the Purchase Price; and

            (c) the opinions, certificates and other documents required to be delivered pursuant to Section 8.2.

            SECTION 2.5 Closing Deliveries by the Purchaser. At the Closing,
                        -----------------------------------
against delivery of the stock certificates evidencing the Shares, the Purchaser shall deliver to the Seller, in accordance with the Joint Escrow Instructions:

            (a) the cash portion of the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

            (b) a stock certificate representing the Purchaser Shares;

            (c) the Purchaser Note; and

            (d) the opinions, certificates and other documents required to be delivered pursuant to Section 8.1.

            SECTION 2.6 Adjustment of Purchase Price. The Purchase Price shall
                        ----------------------------
be subject to adjustment after the Closing as specified in this Section 2.6:

            (a) Closing Balance Sheet. As promptly as practicable, but in any
                ---------------------
event within ninety calendar days following the Closing Date, the Seller shall deliver to the Purchaser the Closing Balance Sheet, together with a report thereon of the Seller's Accountants stating that the Closing Balance Sheet fairly presents the financial position of the Companies at the Closing Date in conformity with U.S. GAAP applied on a basis consistent with the Companies' Accounting Policies. Promptly upon receipt of the Closing Balance Sheet and such report, the Purchaser shall deliver copies of the same to the Purchaser's Accountants. As promptly as practicable, but in any event within fifteen calendar days, the Purchaser shall deliver to the Seller its objection, if any, to the Closing Balance Sheet and any proposed adjustments. If the parties are unable to agree on the Closing Balance Sheet, then each party shall refer the open issues to a senior technical accounting partner of such party's accountants selected by such party to resolve, and such partners' determination of the validity of the Purchaser's objection and proposed adjustments shall be final and binding on all parties. If the technical accounting partners are unable to agree on the Closing Balance Sheet, then either the Purchaser or the Seller may refer the matter to a nationally recognized accounting firm independent of the Purchaser and the Seller (the "Independent Firm"), provided that, if the Purchaser and the Seller are unable to agree on the Independent Firm within a period of 15 calendar days from the receipt by the Seller of the Purchaser's objection and proposed adjustments, the Independent Firm shall be chosen at random by the Purchaser's Accountants and the Seller's Accountants from among the "Big Five" accounting firms that are independent of the Purchaser and the Seller. The Independent Firm's determination of the validity of the Purchaser's objection and proposed adjustments shall be final and binding on all parties. The fees and expenses of the Independent Firm shall be paid by the party against whom the Independent Firm's final determination is made; provided that, if such final determination is not wholly in favor of one or the other party, the Independent Firm shall apportion its fees and expenses between the parties in accordance with the Independent Firm's determination of the relative merits of each party's position, which determination shall be final and binding on all parties.

            (b) Minimum Book Value. The Seller shall pay to the Purchaser within
                ------------------
five Business Days of delivery to the Purchaser of the Closing Balance Sheet (the "Adjustment Date") the positive difference, if any, between the Book Value as shown on the Reference Balance Sheet (as adjusted to reflect (i) the deemed contribution to capital or forgiveness of debt, as appropriate, made pursuant to
Section 5.10 hereof and (ii) exclusion of the Excess PRA Assets) minus the Book Value as shown on the Closing Balance Sheet.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

            As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

            SECTION 3.1 Organization, Authority and Qualification of the Seller
                        -------------------------------------------------------
and Guarantor. Each of the Seller and the Guarantor is a corporation duly
-------------
organized and validly existing under the laws of its jurisdiction of incorporation or formation and has all necessary corporate or partnership power and authority to enter into this Agreement to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Seller and the Guarantor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially adversely affect the ability of either the Seller or the Guarantor to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Seller and the Guarantor, the performance by each of the Seller and the Guarantor of its obligations hereunder and the consummation by each of the Seller and the Guarantor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each of the Seller and the Guarantor. This Agreement has been duly executed and delivered by each of the Seller and the Guarantor, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a valid and binding obligation of each of the Seller and the Guarantor enforceable against each of the Seller and the Guarantor in accordance with its terms.

            SECTION 3.2 Organization, Authority and Qualification of the
                        ------------------------------------------------
Companies. Each of LL and PRA is a corporation duly organized, validly existing
---------
and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the portion of the Business as it has been and is currently conducted. Each of LL and

PRA is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures which would not have a Material Adverse Effect. All corporate actions taken by each of LL and PRA have been duly authorized, and neither LL nor PRA has taken any action that in any material respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of each of LL and PRA, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

            SECTION 3.3 Capital Stock of the Companies; Ownership of the Shares.
                        -------------------------------------------------------
The authorized capital stock of LL consists of 1,000 shares of LL Common Stock and the authorized capital stock of PRA consists of 100,000 shares of PRA Common Stock. As of the date hereof, 100 shares of LL Common Stock and 69,347 shares of PRA Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Company or obligating the Seller or any Company to issue or sell any shares of capital stock of, or any other interest in, the Companies. There are no outstanding contractual obligations of any Company to repurchase, redeem or otherwise acquire any shares of its Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the issued and outstanding capital stock of the Companies and are owned of record and beneficially solely by the Seller free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the respective stock records of the Companies, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Companies free and clear of all Encumbrances, and the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

            SECTION 3.4 Subsidiaries.
                        ------------

            (a) Section 3.4(a) of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

            (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which any Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, none of the Companies is a member of (nor is any part of the Business conducted through) any partnership. Except as set forth in Section 3.4(b) of the Disclosure Schedule, none of the Companies is a participant in any joint venture or similar arrangement.

            (c) Each Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures which would not have a Material Adverse Effect. Each Subsidiary that is not a corporation: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for such failures which would not have a Material Adverse Effect.

            SECTION 3.5 No Conflict. Assuming that all consents, approvals,
                        -----------
authorizations and other actions described in Section 3.6 have been obtained and all filings and notifications listed in Section 3.6 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Seller and the Guarantor do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller, the Guarantor, the Companies or any Subsidiary, (b) conflict in a material respect with or violate in a material respect any material Law or Governmental Order applicable to the Seller, the Guarantor, the Companies or any Subsidiary, or (c) except as set forth in
Section 3.5(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller, the Guarantor, the Companies or any Subsidiary pursuant to, any material note, bond, mortgage, indenture, license, permit, lease, sublease or other material contract, agreement, or instrument or arrangement to which the Seller, the Guarantor, the Companies or any Subsidiary is a party or by which any of the Shares or any of such assets or properties is bound or affected.

            SECTION 3.6 Governmental Consents and Approvals. The execution,
                        -----------------------------------
delivery and performance of this Agreement by the Seller and the Guarantor do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.6 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

            SECTION 3.7 Financial Information, Books and Records, Projections
                        -----------------------------------------------------
and Operating Data.
------------------

            (a) True and complete copies of the audited balance sheet of the Companies for each of the three fiscal years ended as of December 31, 1998, 1997 and 1996 and the related audited statements of income and cash flows of the Companies, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants

(collectively referred to herein as the "Financial Statements") have been
                                         --------------------
delivered by the Seller to the Purchaser. The Financial Statements and the Reference Balance Sheet (i) were prepared in accordance with the books of account and other financial records of the Companies, (ii) present fairly the financial condition and results of operations of the Companies and the Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Companies and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Companies and the Subsidiaries and the results of the operations of the Companies and the Subsidiaries as of the dates thereof or for the periods covered thereby.

            (b) The books of account and other financial records of the Companies and the Subsidiaries: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Companies and the Subsidiaries, respectively and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

            SECTION 3.8 No Undisclosed Liabilities. To the Seller's Knowledge,
                        --------------------------
there are no Liabilities of any Company or any Subsidiary, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet;
(ii) disclosed in the Disclosure Schedule, (iii) Liabilities relating to environmental matters, Intellectual Property, employee benefit matters, labor matters and Taxes which are not required to be disclosed pursuant to Sections 3.12, 3.14, 3.17, 3.18 and 3.20, respectively; or (iv) incurred since the date of the Reference Balance Sheet in the ordinary course of the business, consistent with the past practice, of the Companies and the Subsidiaries.

            SECTION 3.9 Conduct in the Ordinary Course; Absence of Certain
                        --------------------------------------------------
Changes, Events and Conditions. Since the Reference Balance Sheet Date, except
------------------------------
as disclosed in Section 3.9 of the Disclosure Schedule, the business of the Companies and the Subsidiaries has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.9 of the Disclosure Schedule and except as would not have a Material Adverse Effect, since the Reference Balance Sheet Date, neither the Companies nor any Subsidiary has:

               (i) changed any Company's authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock of any Company; issued any security convertible into such capital stock; granted any registration rights; or purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock;

               (ii) amended the organizational documents of any Company;

               (iii) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entered into any employment, severance, or similar Material Contract with any director, officer, or employee;

               (iv) adopted, or increased the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Company;

               (v) suffered any damage to or destruction or loss of any asset or property of any Company not covered by insurance, which would reasonably be likely to have a Material Adverse Effect;

               (vi) entered into, terminated, or received notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Material Contract or transaction involving a total remaining commitment by or to any Company of at least $100,000;

               (vii) sold, leased, or otherwise disposed of any material asset or property of any Company or mortgaged, pledged, or suffered the imposition of any lien or other encumbrance on any material asset or property of any Company, including the sale, lease, or other disposition of any of material Intellectual Property;

               (viii) canceled or waived any claims or rights with a value to any Company in excess of $100,000;

               (ix) made any material change in the accounting methods used by the Companies at the time of preparation of their most recent financial statements;

               (x) suffered any Material Adverse Effect; or

               (xi) entered into any agreement to do any of the foregoing.

            SECTION 3.10 Litigation. Section 3.10 of the Disclosure Schedule
                         ----------
sets forth each Action by or against the Companies or any Subsidiary (or by or against the Seller or any Affiliate thereof and relating to the Business, the Companies or any Subsidiary), or, to Seller's Knowledge, affecting any of the Assets, pending before any Governmental Authority (or, to the Knowledge of the Seller, threatened to be brought by or before any Governmental Authority) which involves a claim or potential claim of aggregate liability in excess of $25,000. Except as set forth in Section 3.10 of the Disclosure Schedule, none of the Companies, the Subsidiaries nor any of the Assets nor the Seller is subject to any Governmental Order (nor, to the Knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect.

            SECTION 3.11 Compliance with Laws.
                         --------------------

            (a) Except as set forth in Section 3.11(a) of the Disclosure Schedule, and except as would not reasonably be likely to have a Material Adverse Effect, the Companies and the Subsidiaries have each conducted and continue to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Companies or any Subsidiary, and neither the Companies nor any Subsidiary is in violation of any such Law or Governmental Order.

            (b) Section 3.11(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Companies or any Subsidiary or any of the Assets or the Business, and no such Governmental Order has or has had a Material Adverse Effect.

            SECTION 3.12 Environmental Matters.
                         ---------------------

            (a) Except as disclosed in Section 3.12 of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) to the Seller's Knowledge, the Companies and the Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all required Environmental Permits, (ii) there are no environmental Actions pending or, to the Seller's Knowledge, threatened, against any of the Companies or the Subsidiaries, (iii) to the Seller's Knowledge, no Hazardous Materials have been released into the Environment by any of the Companies or the Subsidiaries or any other Person on any of the Real Property except as authorized under Environmental Law and as would not require investigation or remediation as of the date of this Agreement, and (iv) the Seller has provided the Purchaser with copies of any and all written environmental assessment or audit reports in the Seller's or Companies' possession, that relate to the Business or the Real Property.

            (b) The Purchaser acknowledges that (i) the representations and warranties contained in this Section 3.12 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related in any way to the Business or the Real Property or to this Agreement or its subject matter, and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

            SECTION 3.13 Material Contracts.
                         ------------------

            (a) Section 3.13(a) of the Disclosure Schedule lists each of the following contracts and agreements of the Companies and the Subsidiaries (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.15(a) or 3.15(b) of the Disclosure Schedule to which the Companies or any Subsidiary is a party and all agreements relating to Intellectual Property set forth in Section 3.14(b) of the Disclosure Schedule, being "Material Contracts"):
       ------------------

               (i) each contract and agreement for the furnishing of services to or by the Companies, any Subsidiary or otherwise related to the Business under the terms of which the Companies or any Subsidiary: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Companies or such Subsidiary without penalty or further payment and without more than 30 days' notice;

               (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Companies or any Subsidiary is a party;

               (iii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Companies or any Subsidiary is a party and which are not cancellable without penalty or further payment or without more than 30 days' notice;

               (iv) all contracts and agreements relating to Indebtedness of the Companies or any Subsidiary;

               (v) all contracts and agreements with any Governmental Authority to which the Companies or any Subsidiary is a party;

               (vi) all contracts and agreements that limit or purport to limit the ability of the Companies or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (vii) all contracts and agreements between or among the Companies or any Subsidiary and the Seller or any Affiliate of the Seller; and

               (viii) all Employee Agreements.

            For purposes of this Section 3.13 and Sections 3.14, 3.15 and 3.16, the term "lease" shall include any and all leases, subleases, sale/leaseback
          -----
agreements or similar arrangements.

            (b) Except as disclosed in Section 3.13(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the Companies or a Subsidiary and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.5 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Companies nor any Subsidiary is in breach of, or default under, any Material Contract.

            (c) Except as disclosed in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Companies no other party to any Material Contract is in breach thereof or default thereunder.

            SECTION 3.14 Intellectual Property.
                         ---------------------

            (a) One or more of the Companies is the owner of all right, title, and interest in and to each of the Intellectual Property, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property.

            (b) Except as would not reasonably be likely to have a Material Adverse Effect:

                    (i) Section 3.14(b) of the Disclosure Schedule contains a
               complete and accurate list and summary description of all Marks. One or more of the Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                    (ii) All Marks that have been registered with the United
               States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or Actions falling due within ninety days after the Closing Date.

                    (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Seller's Knowledge, no such action is threatened with the respect to any of the Marks.

                    (iv) To the Seller's Knowledge, there is no potentially
               interfering trademark or trademark application of any third party.

                    (v) All products and materials containing a Mark bear the
               proper federal registration notice where permitted by law.

            SECTION 3.15 Real Property.
                         -------------

            (a) Section 3.15(a) of the Disclosure Schedule accurately identifies, by street address or other identifying information, all real property and leased property owned or leased by the Companies and the Subsidiaries. The Seller has delivered or made available to the Purchaser copies of the deeds and other instruments (as recorded) in the possession of the Seller or the Companies and relating to such property by which the Companies and the Subsidiaries acquired such property, and the Seller acknowledges that the Purchaser has received that certain commitment for title insurance dated August 26, 1999 (order no. 76941-97) prepared by First American Title Insurance Company (the "Title Commitment").
      ----------------

            (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, and in the Title Commitment, to Seller's Knowledge, the Real Property is free and clear of all Encumbrances and is not subject to any rights of way, exceptions, reservations, or other encumbrances of any nature except: (a) mortgages or security interests shown on the Reference Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(b) liens for current taxes not yet due and (c) (i) minor imperfections of title, if any, that do not materially impair the use of the Real Property subject thereto for its current purposes and (ii) zoning laws and other land use restrictions that do not materially impair the use of the property subject thereto for its current purposes.

            SECTION 3.16 Assets.
                         ------

            (a) Except as disclosed in Section 3.16 of the Disclosure Schedule, and except as would not have a Material Adverse Effect, either a Company or a Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Intellectual Property and the Real Property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Companies or any Subsidiary (all such properties and assets being the "Assets").
                                                      ------

            (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business.

            (c) Immediately following the consummation of the transactions contemplated by this Agreement, either a Company or a Subsidiary, as the case may be, will continue to own, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, either a Company or a Subsidiary, as the case may be, shall own and possess all documents, books, records, agreements and financial data of any sort used by such Company or such Subsidiary in the conduct of the Business or otherwise.

            SECTION 3.17 Employee Benefit Matters.
                         ------------------------

            (a) Section 3.17(a) of the Disclosure Schedule lists (i) all employee compensation and benefit plans (including, without limitation, each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are or were
                                                     -----
maintained, contributed to or sponsored by the Seller, a Company or a Subsidiary for the benefit of any Employee, officer or director (or former Employee, officer or director) of the Companies and Subsidiaries as to which a Company or a Subsidiary has any obligation (the "Plans"), (ii) all Plans as to which any
                                      -----
Company or Subsidiary is or was the "administrator" or "plan sponsor," as those terms are defined in Section 3 of ERISA, without regard to whether or not such Plan is an ERISA plan, at any time within the past three years (the "Company
                                                                     -------
Plans"), (iii) all material employment, termination, severance or other
-----
contracts or agreements (including, without limitation, collective bargaining agreements and other labor union agreements), in respect of any Employee, to which a Company or a Subsidiary is a party or, with respect to which, a Company or a Subsidiary has any obligation (collectively, the "Employee Agreements") and
                                                       -------------------
(iv) any multiemployer plans (as defined in Section 3(37) of ERISA), pursuant to which the Seller, a Company or a Subsidiary contribute, or have an obligation to contribute, in respect of any Employee, officer or director of the Companies or Subsidiaries (the "Multiemployer Plans"). Section 3.17(a) of the Disclosure
                   -------------------
Schedule identifies which Plans are Company Plans and Multiemployer Plans and the approximate number of Employees, officers and directors of the Companies and Subsidiaries currently participating in each Plan, and, for each Multiemployer Plan, sets forth, to the extent such information is in the possession of the Seller, a Company or a Subsidiary, the amount of potential withdrawal liability of the Companies as of its last valuation date.

            (b) Except as noted in Schedule 3.17(b), each Plan, Employee Agreement and Multiemployer Plan is in writing and the Seller has made available to the Purchaser a true and complete copy of:

                    (i) each such Plan, Employee Agreement and, if in the
               possession of the Seller, a Company or a Subsidiary, Multiemployer Plan, including any related trust agreements, summary plan descriptions of Plans for which the Seller, a Company or a Subsidiary are required to prepare descriptions, and summaries and descriptions furnished to participants and beneficiaries regarding Company Plans for which a summary plan description is not required;

                    (ii) all personnel and employment manuals and policies;

                    (iii) all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by a Company or Subsidiary;

                    (iv) written information regarding any Company Plan that is not otherwise in writing;

                    (v) all registration statements filed with respect to any
               Company Plan;

                    (vi) all insurance policies purchased by or to provide
               benefits under any Plan;

                    (vii) all contracts with third party administrators,
               actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan;

                    (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, and all such reports in the possession of the Seller, a Company or a Subsidiary relating to a Multiemployer Plan;

                    (ix) samples of notifications to employees of their rights under ERISAss.601 et seq. and Codess.4980B relating to any Company Plan;

                    (x) if required to be filed, the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan and the most recent Form 5500 for each other Plan, including all schedules thereto and the opinions of independent accountants;

                    (xi) all notices that were given by any Company or any ERISA
               Affiliate of a Company with respect to any Plan, or by any Plan, to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.17;

                    (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to either Company, any ERISA Affiliate of a Company with respect to any Plan, or with respect to any other Plan if such notice could result in liability to either Company, or to any Plan, within the four years preceding the date of this Agreement;

                    (xiii) the most recent determination letter for each Plan
               that is a Qualified Plan; and

                    (xiv) with respect to Title IV Plans which are Company
               Plans, the Form PBGC-1 filed for each of the three most recent plan years.

            (c) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code, and all Companies and Subsidiaries have made appropriate entries in their financial records and financial statements for all obligations and liabilities of such Companies and Subsidiaries under such Plans that have accrued but are not yet due. No Action is pending or, to the Knowledge of the Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of the Seller, no fact or event exists that could give rise to any such Action.

            (d) Each Plan that is intended to be qualified under Section 401(a) of the Code (collectively, the "Qualified Plans") has timely received a favorable determination letter from the IRS stating that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is exempt, and, to the Knowledge of the Seller, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

            (e) Except as set forth in Section 3.17(e) of the Disclosure
Schedule:

                    (i) No statement, either written or, to Seller's Knowledge, oral, has been made by either Company or Subsidiary to any person with regard to any Company Plan that was not in accordance with such Company Plan and that could have an adverse economic consequence to either Company, Subsidiary or the Purchaser.

                    (ii) No transaction prohibited by ERISA ss. 406 and no
               "prohibited transaction" under Code ss. 4975(c) has occurred with respect to any Plan.

                    (iii) No Company or Subsidiary has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the Code.

                    (iv) No Company or Subsidiary has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

                    (v) All filings required by ERISA and the Code as to each
               Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided.

                    (vi) All contributions and payments made or accrued with
               respect to all Plans are deductible under Code ss. 162 or ss.
               404. No amount or any asset of any Plan is subject to tax as unrelated business taxable income.

                    (vii) Each Plan that is not a Qualified Plan can be
               terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                    (viii) To the Knowledge of the Seller, no event has occurred or circumstance exists that could result in a material increase in premium costs of the Company Plans that are insured, or a material increase in benefit costs of such Company Plans that are self-insured.

                    (ix) No Plan other than a Multiemployer Plan is subject to
               Title IV of ERISA or Section 412 of the Code.

                    (x) The Companies and Subsidiaries have paid amounts due to the PBGC pursuant to ERISA ss. 4007.

                    (xi) No Company or Subsidiary has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity to liability under ERISA ss. 4062(e), ss. 4063, or ss. 4064.

                    (xii) No Company or Subsidiary has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Plan.

                    (xiii)No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or Code ss. 401(a)(29).

                    (xiv) No accumulated funding deficiency, whether or not
               waived, exists with respect to any Plan, and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                    (xv) The actuarial report for each Plan fairly presents the financial condition and the results of operations of each such Plan in accordance with U.S. GAAP.

                    (xvi) Since the last valuation date for each Plan, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                    (xvii) No reportable event (as defined in ERISA ss. 4043 and in regulations issued thereunder) has occurred with respect to any Plan.

                    (xviii) No Seller or Company has Knowledge of any facts or circumstances that may give rise to any liability of either Company, Subsidiary or the Purchaser to the PBGC under Title IV of ERISA.

                    (xix) No Company or Subsidiary participates in, or has an
               obligation to contribute to or otherwise participate in, any Multiemployer Plan.

                    (xx) No Company or Subsidiary has withdrawn from any
               Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. To the Knowledge of the Seller, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either Company, any Subsidiary or the Purchaser to a Multiemployer Plan.

                    (xxi) No Company or Subsidiary has received notice from any
               Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax, or that such plan intends to terminate or has terminated.

                    (xxii) To the Knowledge of the Seller, no Multiemployer Plan to which either Company or any Subsidiary contributes or has contributed during the three years immediately preceding the date hereof is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                    (xxiii) Except to the extent required under ERISA ss. 601 et seq. and Code ss. 4980B, no Company or Subsidiary provides health or welfare benefits through any Plan for any retired or former employee or is obligated to provide health or welfare benefits to any active employee through any Plan following such employee's retirement or other termination of service.

                    (xxiv) No payment that is owed or may become due to any
               director, officer, employee, or agent of either Company or Subsidiary will be non-deductible to such Company or Subsidiary or subject to tax under Code ss. 280G or ss. 4999; nor will either Company or Subsidiary be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise tax on a payment to such Person.

                    (xxv) The consummation of the transactions contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit, except as may be required by a Qualified Plan pursuant to Section 411(d)(3) of the Code.

            (f) No event has occurred that could result in any liability of either Company or any Subsidiary as the result of it being treated, together with one or more other Persons or entities, as a single employer under Code ss.414 or similar provisions of ERISA.

            SECTION 3.18 Labor Matters. Except as set forth in Section 3.18 of
                         -------------
the Disclosure Schedule, (a) neither the Companies nor any Subsidiaries are parties to any collective bargaining agreement or other labor union contract, and, to the Seller's Knowledge, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Companies or Subsidiaries; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the Seller's Knowledge, threatened between the Companies or any Subsidiaries and any Employee, and neither the Companies nor any Subsidiaries have experienced any such controversy, strike, slowdown or work stoppage within the past three years;
(c) neither the Companies nor any Subsidiaries have breached, in any material respect, or otherwise failed to comply, in any material respect, with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Companies or Subsidiaries under any such agreement or contract that could have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending or, to the Seller's Knowledge, threatened against the Companies or Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Employees that could have a Material Adverse Effect; (e) neither the Companies nor any Subsidiaries are parties to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to Employees or employment practices; (f) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Seller's Knowledge, threatened with respect to the Companies or Subsidiaries; and (g) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Seller's Knowledge, threatened before the United States Equal Employment Opportunity Commission or any other Governmental Authority in any jurisdiction in which the Companies or Subsidiaries have employed or currently employ any person.

            SECTION 3.19 Key Employees. Section 3.19 of the Disclosure Schedule
                         -------------
lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1998, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Companies or any Subsidiary whose annual cash compensation exceeded (or, in 1999, is expected to exceed) $75,000.

            SECTION 3.20 Taxes.
                         -----

            (a) Except as set forth in Section 3.20 of the Disclosure Schedule:
(i) all material returns and reports in respect of Taxes required to be filed with respect to the Companies and each Subsidiary (including the consolidated federal income tax return of the Seller and any state Tax return that includes the Companies or any Subsidiary on a consolidated or combined basis) have been timely filed; (ii) all Taxes shown on such returns and reports or otherwise due have been timely paid; (iii) all such Tax returns are true, complete and correct in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Companies or any Subsidiary or could result in Liability of the Companies or any Subsidiary on the basis of joint and/or several liability) and, to the Knowledge of the Seller, the Companies and the Subsidiaries, no basis exists for any such adjustment; (v) there are no pending or, to the Knowledge of the Seller, the Companies and the Subsidiaries, threatened Actions or proceedings for the assessment or collection of Taxes against the Companies or any Subsidiary or (insofar as either relates to the activities or income of the Companies or any Subsidiary or could result in Liabilities of the Companies or any Subsidiary on the basis of joint and/or several liability) any corporation that was included in the filing of a return with the Seller on a consolidated or combined basis;
(vi) no consent under Section 341(f) of the Code has been filed with respect to the Companies or any Subsidiary; and (vii) from and after January 1, 1996, the Companies and each Subsidiary has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) with which the Seller files a consolidated return, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired.

            (b) Except as disclosed with reasonable specificity in Section 3.20 of the Disclosure Schedule, there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Companies or any Subsidiary may be subject.

            (c) (i) Section 3.20 of the Disclosure Schedule lists all income, franchise and similar tax Returns (federal, state, local and foreign) filed with respect to each of the Companies and the Subsidiaries for taxable periods ended on or after January 1, 1996, indicates for which jurisdictions Returns have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all tax Returns that currently are the subject of audit; (ii) the Seller has delivered to the Purchaser copies of all federal, state and foreign income, franchise and similar tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Companies or any Subsidiary since January 1, 1996; (iii) the Seller has delivered to the Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving the Companies or any Subsidiary. The Seller has delivered to the Purchaser copies of all pro forma federal income tax Returns of the Subsidiaries, prepared in connection with the Seller's or any other consolidated federal income tax Return, accompanied by a schedule reconciling the items in the pro forma Return to the items as included in the consolidated tax Return for all taxable years ending on or after January 1, 1996.

            SECTION 3.21 Brokers. No broker, finder or investment banker is
                         -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

            SECTION 3.22 Investment Purpose. The Seller is acquiring the shares
                         ------------------
of the Purchaser solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Seller understands that: (a) the Purchaser Shares have not been registered under the Securities Act and are being offered and sold in reliance on an exemption from the registration requirements of the Securities Act; (b) the Purchaser Shares may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom; and (c) the certificate evidencing the Purchaser Shares will bear a legend to the effect that they have not been registered under Securities Act and may be transferred or resold only in compliance with the Securities Act and applicable state securities laws.

            SECTION 3.23 Insurance. Section 3.23 of the Disclosure Schedule sets
                         ---------
forth the following information with respect to each insurance policy under which the Companies or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past year:

            (a) the name, address and telephone number of the agent or broker;

            (b) the name of the insurer and the names of the principal insured and each named insured;

            (c) the policy number and the period of coverage;

            (d) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles, retentions and aggregates are calculated and operate) of coverage; and

            (e) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

            All of the insurance policies listed on Section 3.23 of the Disclosure Schedule shall be amended or cancelled as of the Closing Date to remove the Companies as an insured, a named insured or the principal beneficiary of coverage thereunder.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

            SECTION 4.1 Organization and Authority of the Purchaser. The
                        -------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

            SECTION 4.2 No Conflict. Assuming compliance with the notification
                        -----------
requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.3, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected, except for conflicts or violations which would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

            SECTION 4.3 Governmental Consents and Approvals. The execution,
                        -----------------------------------
delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in a writing delivered to the Seller by the Purchaser on the date of this Agreement, (b) the notification requirements of the HSR Act and (c) the approval of the California Horse Racing Board.

            SECTION 4.4 Investment Purpose. The Purchaser is acquiring the
                        ------------------
Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

            SECTION 4.5 No Undisclosed Liabilities. To Purchaser's Knowledge,
                        --------------------------
there are no Liabilities of the Purchaser, other than Liabilities (i) reflected or reserved against on June 30, 1999, (ii) disclosed in Section 4.5 of the Disclosure Schedule, or (iii) incurred since June 30, 1999 in the ordinary course of the business, consistent with the past practice, of the Purchaser.

            SECTION 4.6 Litigation. Except as set forth in Section 4.6 of the
                        ----------
Disclosure Schedule, there are no material Actions by or against the Purchaser (or by or against the Purchaser or any Affiliate thereof and relating to the business of the Purchaser), or materially affecting any of the assets of the Purchaser, pending before any Governmental Authority (or, to the Knowledge of the Purchaser, threatened to be brought by or before any Governmental Authority). Except as set forth in Section 4.6 of the Disclosure Schedule, none of the Purchaser nor any of the assets of the Purchaser is subject to any Governmental Order (nor, to the Knowledge of the Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Purchaser Material Adverse Effect.

            SECTION 4.7 No Material Adverse Change. Since the date of this
                        --------------------------
Agreement, there has not been any material adverse change in the results of operations or financial condition of the Purchaser (a "Purchaser Material Adverse Effect"), and no event has occurred or circumstance exists that may result in a Purchaser Material Adverse Effect. For purposes of this Section 4.7, the term "Purchaser" includes the operations of its subsidiaries, The Santa Anita Companies, Inc. and Gulfstream Park Racing Association, Inc.

            SECTION 4.8 Purchaser Prospectus.
                        --------------------

            (a) The Purchaser Prospectus, as well as all other forms, reports and documents to be filed by the Purchaser with the SEC after the date hereof and prior to the Closing Date: (i) will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) will not at the time they are filed omit any documents required to be filed as exhibits thereto.

            (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Purchaser Prospectus, and all other financial statements to be filed by the Purchaser with the SEC after the date hereof and prior to the Closing Date, will be prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto), and each will fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Purchaser as at the respective dates thereof and for the respective periods indicated therein in accordance with U.S. GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material); provided that, in making this representation, the Purchaser is relying on the Seller's representations in Sections 3.7 and 3.8.

            SECTION 4.9 Brokers. No broker, finder or investment banker is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

            SECTION 5.1 Conduct of Business Prior to the Closing. The Seller
                        ----------------------------------------
covenants and agrees that, except as described in Section 5.1 of the Disclosure Schedule, between the date hereof and the time of the Closing, none of the Companies nor any Subsidiary shall conduct its business other than in the ordinary course and consistent with the Companies' and such Subsidiary's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.1 of the Disclosure Schedule, the Seller shall cause the Companies and each Subsidiary to (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its commercially reasonable efforts to (A) preserve intact their business organizations and the business organization of the Business and (B) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Companies, each Subsidiary and the Business and (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.15 of the Disclosure Schedule which by their terms would otherwise expire. Except as described in Section 5.1 of the Disclosure Schedule, the Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, neither the Companies nor any Subsidiary will do any of the things enumerated in the second sentence of
Section 3.9 (including, without limitation, clauses (i) through (xi) thereof).

            SECTION 5.2 Access to Information.
                        ---------------------

            (a) From the date hereof until the Closing, the Seller shall cause the Companies and each of the Companies' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, and representatives of the Purchaser reasonable access, upon reasonable notice and during normal business hours, to the officers, directors, employees, accountants and counsel of the Companies who have material relevant knowledge relating to the Companies or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, and representatives of the Purchaser unaudited financial statements of the Companies on a monthly basis prepared by the management of the Companies and the Seller.

            (b) The Seller shall provide to the Purchaser, promptly upon the Purchaser's reasonable request, all financial and other data and information relating to LL and PRA as may be necessary or advisable to enable the Purchaser to prepare and file the Purchaser Prospectus (and any amendments thereto) with the SEC, consistent with the Purchaser's obligations under Section 4.8 hereof and under applicable federal and state securities laws; provided, that, if the Seller reasonably believes that it is necessary to retain accountants or other advisors to respond to any such request, the Purchaser shall reimburse the Seller for the reasonable fees and expenses of such accountants or other advisors.

            (c) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Companies and the Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Companies and the Subsidiaries and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

            (d) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser, the Companies or any Subsidiary after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Companies and the Subsidiaries and their operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, the Companies or any Subsidiary and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, the Companies or any Subsidiary reasonable access (including the right to make photocopies, at the expense of the Purchaser, the Companies or such Subsidiary), during normal business hours, to such books and records.

            SECTION 5.3 Confidentiality. The Purchaser and the Seller agree to,
                        ---------------
and shall cause their respective agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) this Agreement and all information relating to trade secrets, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, business acquisition plans, and all other confidential information with respect to the Business, the Companies and each Subsidiary,
(ii) in the event that the Purchaser or the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled or is requested by any Governmental Authority to disclose any such information, provide the other party with prompt written notice of such requirement so that such party, the Companies or any Subsidiary may seek a protective order or other remedy or waive compliance with this Section 5.3,
(iii) in the event that such protective order or other remedy is not obtained, or such party waives compliance with this Section 5.3, furnish only that portion of such confidential information which is legally required to be provided and exercise commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Purchaser or the Seller, as applicable, or their respective agents, representatives, Affiliates, employees, officers or directors or is required to be disclosed in compliance with Section 5.4 of this Agreement, federal and state laws or regulations or the regulations governing any national securities exchange or quotation system or is requested by a regulatory body that has authority over the Seller or the Purchaser. The Purchaser and the Seller agree and acknowledge that remedies at law for any breach of their respective obligations under this Section 5.3 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

            SECTION 5.4 Regulatory and Other Authorizations; Notices and
                        ------------------------------------------------
Consents.
--------

            (a) The Purchaser shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and the Seller will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals; provided that neither the Purchaser nor the Seller shall be required to divest any assets or give any guarantee in connection therewith. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act, and the Purchaser agrees to make an appropriate filing with the California Horse Racing Board within 30 days of the date hereof.

            (b) The Seller shall use commercially reasonable efforts to give all notices and obtain all consents set forth in Section 3.5(c) of the Disclosure Schedule. The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents; provided,
                                                               --------
however, that neither the Purchaser nor the Seller shall have any obligation to
-------
give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement.

            (c) The Seller and the Purchaser agree that, in the event any consent, approval or authorization necessary to preserve for the Business, the Companies or any Subsidiary any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller, the Companies or any Subsidiary is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser and the Companies in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use its commercially reasonable efforts to provide such Company or such Subsidiary, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, such Company or such Subsidiary, as the case may be, shall assume all obligations and burdens thereunder.

            SECTION 5.5 Director. Simultaneously with the Closing, the Purchaser
                        --------
shall increase its number of directors by one, and shall appoint Mr. Peter George to the Purchaser's Board of Directors.

            SECTION 5.6 Purchaser Shares; Transfer Restrictions.
                        ---------------------------------------

            (a) If the Class A Subordinate Voting Stock of the Purchaser is not quoted on The Nasdaq National Market on or before June 30, 2000, then upon written notice from the Seller on or before July 31, 2000, the Purchaser will repurchase the Purchaser Shares from the Seller for $7,000,000 in cash.

            (b) The Seller covenants and agrees that, prior to the first anniversary of the Closing Date, it will not, other than in accordance with the Registration Rights Agreement: (i) sell, assign, transfer, pledge, mortgage, convey or otherwise dispose of or encumber (each, a "Transfer") any of the Purchaser Shares or any interest therein or (ii) agree to so Transfer any of the Purchaser Shares or any interest therein. All Transfers or purported Transfers of the Purchaser Shares in violation of the terms of this Agreement shall be void and of no effect, and the Purchaser shall not be required to enter any such Transfer on its books or otherwise register such Transfer. The certificates evidencing the Purchaser Shares shall bear an appropriate legend referring to this Agreement and the foregoing restrictions on Transfer.

            SECTION 5.7 Distribution of Excess PRA Assets. Prior to the Closing,
                        ---------------------------------
the Seller shall cause PRA to distribute to the Seller the Excess PRA Assets. Such distribution shall be accomplished in a manner such that the Purchaser is reasonably satisfied that the distribution does not create any additional Tax Liabilities for the Companies or the Subsidiaries.

            SECTION 5.8 Casualty Insurance Proceeds. With respect to any
                        ---------------------------
casualty occurring from and after the date hereof and prior to the Closing Date that results in the Seller's or the Companies' receipt of casualty insurance proceeds, including any proceeds for lost profits, business interruption or the like, under any casualty insurance policy maintained by or for the benefit of the Companies or any Subsidiary, the Seller shall cause any and all of the Seller's right to such casualty insurance proceeds to be assigned to the Companies and any amounts received thereunder to promptly be remitted to the Companies.

            SECTION 5.9 Notification. Prior to the Closing, the Seller and the
                        ------------
Purchaser, as applicable (in such case, the "Breaching Party"), shall promptly notify the other party in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of a representation or warranty or covenant of the Breaching Party in this Agreement or which would have the effect of making any representation or warranty of the Breaching Party in this Agreement untrue or incorrect in any material respect.

            SECTION 5.10 Intercompany Obligations. Aggregate Indebtedness owed
                         ------------------------
by any Company or Subsidiary as of the Closing Date to any of its Affiliates (including the Seller and its Affiliates, but not including any Company or any Subsidiary) shall on the Closing Date be netted against aggregate Indebtedness owed by any Affiliate of any Company or any Subsidiary (including the Seller and its Affiliates, but not including any Company or any Subsidiary) to any Company or any Subsidiary as of the Closing Date. Any remaining Indebtedness shall be cancelled as of the Closing Date, without any payment in respect thereof, and the amount of such cancelled Indebtedness shall be characterized as a contribution to capital by the Seller to PRA or as forgiveness of debt by PRA, as appropriate.

            SECTION 5.11 No Negotiation. Until such time, if any, as this
                         --------------
Agreement is terminated pursuant to Section 10.1, the Seller will not, and will cause the Companies and each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Purchaser) relating to any transaction involving the sale of the Business or Assets (other than in the ordinary course of business) of the Companies or the Subsidiaries, or any of the capital stock of the Companies or the Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Companies or the Subsidiaries.

            SECTION 5.12 Further Action. Subject to the provisos of Sections
                         --------------
5.4(a) and (b), each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

            SECTION 5.13 Non-Competition. For a period of two (2) years after
                         ---------------
the Closing Date, the Purchaser shall not engage, directly or indirectly, in any business (a) on the Real Property that competes with Ladbroke Gaming California, Inc. or its subsidiaries in supplying card club services of the kind supplied thereby on the Closing Date or (b) that, solely by reason of owning the Real Property or the PRA Common Stock, competes with Ladbroke Gaming California, Inc. or its subsidiaries in supplying card club services of the kind supplied thereby on the Closing Date.

            SECTION 5.14 Maintenance of Book Value. The Purchaser covenants and
                         -------------------------
agrees that the Book Value of the Purchaser shall be not less than $550,000,000 on the Closing Date and not less than $50,000,000 at all times thereafter until
(a) compliance in full with the obligation contained in Section 5.6 of this Agreement and (b) payment in full or other satisfaction or termination of all amounts due under the Purchaser Note.

            SECTION 5.15 Ladbroke Names. The Purchaser acknowledges that from
                         --------------
and after the Closing, the name "Ladbroke" and all similar or related names, marks and logos (all of such names, marks and logos being the "Ladbroke Names")
                                                               --------------
shall be owned by the Seller, that neither the Purchaser nor any of its Affiliates shall have any rights in the Ladbroke Names, and that neither the Purchaser nor any of its Affiliates will contest the ownership or validity of any rights of the Seller in or to the Ladbroke Names.

            SECTION 5.16 San Pablo Gaming Facility. The Seller shall not, shall
                         -------------------------
cause its Affiliates not to, and shall use its best efforts to cause Lytton Casino Management, LLC ("Lytton") not to, consent to the commencement of pari-mutuel wagering on horse races at the Facility or on the Property, each as defined in that certain Property Acquisition & Management Agreement dated as of December, 1998 among the Lytton Band of Pomo Indians (the "Band"), Lytton and One Sky Sonoma, LLC (the "Management Agreement"); provided that, if the Business is expanded to include any form of Class III Gaming (as defined in the Management Agreement) other than pari-mutuel wagering on horse racing, the Seller may and may cause its Affiliates to consent to the commencement by the Band of pari-mutuel wagering on horse races at the Facility.

            SECTION 5.17 Transition Services.
                         -------------------

            (a) For a period of sixty (60) days following the Closing Date, the Seller shall provide, or shall use its best efforts, including the payment of money, to cause its designee to provide, such information technology services at the Companies as were provided by the Seller on or prior to the date hereof, if requested by the Companies or the Purchaser. The Seller shall cause the Provider to provide these services to the Companies at an hourly rate not to exceed $100 per hour of work performed. The Seller shall ensure that reasonably adequate personnel are deployed to accomplish the services requested by the Companies in a reasonably timely and satisfactory manner. The Seller shall maintain a written log setting forth the amount of time spent by the Provider's personnel in providing services to the Companies hereunder, and this log shall be reviewed by the Seller with Thomas Kanar at least weekly. All invoices delivered by the Seller to the Companies or the Purchaser for services hereunder shall be based solely on hours entered into the written log.

            (b) For a period of sixty (60) days following the Closing Date, the Seller shall permit the Companies and their respective personnel to use the fractional T1-Line to the corporate office of the Seller in Richmond, California as the Companies' internet connection. The Purchaser shall, or shall cause the Companies to, reimburse the Seller for the marginal invoiced cost of this connection which is attributable to the Companies' use.

            (c) The Seller shall use its best efforts to obtain an assignment to the Companies or the Purchaser of the leases relating to computer hardware used by the Companies and the Business which are incorporated into the Master Lease Agreement No. 4551097 effective June 7, 1999 between Dell Financial Services L.P. and the Seller, such assignment to be in form and substance reasonably satisfactory to the Purchaser.

            (d) As approved in writing by the Purchaser and Thomas Kanar, the Seller shall purchase prior to the Closing an e-mail/internet server, firewall hardware and peripheral equipment, including without limitation routers and modems, at an approximate total cost of $48,000. The Purchaser will reimburse the Seller for the cost of these purchases associated solely with the transition of the Business from the Seller to the Purchaser (which purchases shall be specified in any approval given by the Purchaser) and not associated with ongoing equipment replacement in the ordinary course of business.

            SECTION 5.18 Termination of Interests in Real Property.
                         -----------------------------------------

            (a) The Seller shall use its best efforts to promptly terminate the development agreement dated August 1, 1994 between LRC and the City of Albany, as amended (the "Development Agreement"); provided that, if the Seller is not
                 ---------------------
successful in terminating the Development Agreement, neither the Seller nor its Affiliates, nor such parties' designees, successors or assigns, shall, or shall agree to, exercise any rights under the Development Agreement or sell, assign, transfer, pledge, mortgage, convey or otherwise dispose of or encumber the Seller's interests arising out of or relating to the Development Agreement.

            (b) The Seller shall, promptly upon termination of the Development Agreement and/or final determination of the Action set forth in paragraph 9 of
Section 3.10 of the Disclosure Schedule, deliver to the Purchaser executed documents in recordable form effective to remove from title to the Real Property any Encumbrance arising out of or relating to the Development Agreement and/or such Action.

                                   ARTICLE VI
                                EMPLOYEE MATTERS

            SECTION 6.1 Payroll Obligations, Employee Agreements and WARN Act.
                        -----------------------------------------------------

            (a) The Purchaser shall assume responsibility for all payroll obligations (including, without limitation, the satisfaction of all payroll withholding tax obligations) for the Companies and Subsidiaries payable after the Closing Date.

            (b) The Purchaser shall honor, without modification, all Employee Agreements executed prior to the date hereof which apply to any Employee.

            (c) Effective as of the Closing Date and thereafter, the Purchaser shall be responsible for (i) any liability arising under the Worker Adjustment and Retraining Notification Act (the "WARN Act") in connection with the
                                      --------
termination of the employment of any Employee by the Purchaser on or after the Closing Date and (ii) issuance of any notices required by the WARN Act with respect to the termination of any Employee after the Closing Date.

            SECTION 6.2 Seller's Plans and Employee-Related Liabilities.
                        -----------------------------------------------

            (a) The Seller agrees to continue coverage of the Employees under the Plans in accordance with their terms through the date prior to the Closing Date. As of the Closing Date, each Employee shall cease to be covered by each of the Plans which are not Company Plans. Except with respect to the liabilities under any Plans that are assumed by the Purchaser, the Seller shall remain obligated for all benefits and benefit entitlements under the Plans that were earned or accrued, except as noted in Section 6.4(b), by Employees prior to the Closing

Date. With respect to the Plans that provide welfare benefits, the Seller agrees that either it or the applicable insurance carrier, as set forth in the applicable Plan, remain obligated to reimburse Employees for eligible health care and other eligible welfare benefit expenses and services incurred up to the Closing Date in accordance with the terms of such Plans; provided that Employees' claims for reimbursement for such expenses and services are delivered to the appropriate party within applicable time limits, as set forth in the applicable Plan. An expense or service is deemed to be incurred, with respect to a health plan, when the medical services are performed, and, with respect to plans that provide welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

            (b) The Seller agrees to remain obligated for expenses incurred in connection with any claim of an Employee arising under the workers' compensation laws of any state (a "Workers' Compensation Claim") that was filed with the appropriate Governmental Authority prior to the Closing Date. The Seller shall have no obligation with respect to any Workers' Compensation Claim filed on or after the Closing Date, regardless of the date on which the event triggering such claim occurred. All such Workers' Compensation Claims filed after the Closing Date shall be the responsibility of the Purchaser.

            (c) The Seller agrees to remain obligated to provide continuation health care coverage, in accordance with Section 4980B of the Code and Sections 601 to 608 of ERISA ("COBRA"), to all Employees and their qualified beneficiaries (i) who incur a qualifying event prior to the Closing Date and
(ii) to whom the Seller, either Company, or any Subsidiary are, on the Closing Date, (A) providing such continuation coverage or (B) under an obligation to provide such continuation coverage at the election of the Employee or his qualified beneficiary. The Purchaser shall have responsibility for any and all obligations under COBRA with respect to Employees and their qualified beneficiaries who incur qualifying events on or after the Closing Date.

            (d) Prior to the Closing Date, the Seller agrees to remain obligated with respect to contributions to any Multiemployer Plan in respect of the Employees. As of the Closing Date, the Purchaser shall assume all of the obligations of the Companies and Subsidiaries under all Multiemployer Plans with respect to the Employees covered by such plans.

            SECTION 6.3 Purchaser's Plans.
                        -----------------

            (a) On the Closing Date, the Employees shall be covered by the employee benefit plans, programs, and policies established or maintained by the Purchaser applicable to similarly situated employees of the Purchaser (the "Purchaser's Plans"). Nothing contained in this Section 6.3 shall obligate or commit the Purchaser to continue the Purchaser's Plans after the Closing Date or to maintain in effect any such plan or any level or type of benefits.

            (b) In connection with the Purchaser's obligation to provide welfare benefits to the eligible Employees under the Purchaser's Plans pursuant to
Section 6.3(a), the Purchaser shall cause each group health plan of the Purchaser, or, with respect to an insured plan, use its best efforts to cause the insurer, to waive any pre-existing condition exclusions thereunder with respect to the Employees to extent that such Employees are enrolled in the applicable group health plan of the Seller as of the Closing Date.

            (c) For purposes of this Article VI, Employees shall receive credit for purposes of eligibility to participate and vesting (and with respect to benefit accruals, solely for purposes of calculating entitlement to vacation, sick days and severance pay) under the Purchaser's Plans for service accrued or deemed accrued prior to the Closing Date with the Seller, the Companies or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

            SECTION 6.4 Bonus and Severance Obligations; Accrued Vacation Pay.
                        -----------------------------------------------------

            (a) Prior to the Closing Date, the Seller agrees to accrue pro rata annual incentive and bonus payments as of the Closing Date on behalf of Employees who are or will become entitled to such payments pursuant to any Plans, Company Plans or Employee Agreements, all of which are described in
Section 6.4 of the Disclosure Schedule. The Purchaser agrees to make, or to cause the Companies to make, payments which become payable to Employees on or after the Closing Date pursuant to the provisions of any such Plans, Company Plans or Employee Agreements.

            (b) Prior to the Closing Date, the Companies shall pay Employees for any vacation days that are earned and used in accordance with the vacation pay policy of PRA. As of the Closing Date, the Purchaser shall assume all obligations pursuant to the vacation pay policy of PRA, with respect to Employees, for vacations days that are accrued, but unused.

            SECTION 6.5 Mutual Cooperation. The Seller and the Purchaser agree,
                        ------------------
in a complete, diligent and timely manner, to exchange such employee census, actuarial or other data as shall be reasonably necessary to calculate benefits under any plan and to take any and all actions as shall be reasonably necessary or advisable to effect the provisions of this Article VI.

            SECTION 6.6 Employee Benefits Indemnity. For a period of three years
                        ---------------------------
following the Closing Date:

            (a) The Purchaser shall indemnify and hold the Seller harmless from any losses the Seller may incur as a result of (i) the Purchaser's failure to honor any obligation expressly assumed under this Article VI by the Purchaser or a breach by the Purchaser of any covenant of the Purchaser set forth in this
Article VI and (ii) any actions taken by the Purchaser with respect to any Employee on or after the Closing Date.

            (b) The Seller shall indemnify and hold the Purchaser harmless from any losses the Purchaser may incur as a result of (i) the Seller's failure to honor any obligations expressly retained or assumed under this Article VI by the Seller or a breach by the Seller of any covenant of the Seller set forth in this
Article VI and (ii) any actions taken by the Seller with respect to any Employee prior to the Closing Date.

            SECTION 6.7 Third-Party Claims. Nothing in this Agreement is
                        ------------------
intended, or shall be construed, to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies by reason of this Article VI.

                                  ARTICLE VII
                                  TAX MATTERS

            SECTION 7.1 Indemnity.
                        ---------

            (a) The Seller agrees to indemnify and hold harmless the Purchaser, the Companies and each Subsidiary against the following Taxes in excess of the amount, if any, reserved for Taxes on the Closing Balance Sheet, and, except as otherwise provided in Section 7.4, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Companies or any Subsidiary with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Companies or any Subsidiary which are allocable, pursuant to Section 7.1(b), to the portion of such period ending on the Closing Date; and
(iii) Taxes imposed on any member of any affiliated group with which any of the Companies and the Subsidiaries file or have filed a Return on a consolidated or combined basis that includes the Companies' and the Subsidiaries' taxable periods ending on or before the Closing Date. The Purchaser shall be responsible for Taxes and associated expenses not allocated to the Seller pursuant to the first sentence hereof.

            (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                    (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.7), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

                    (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Companies or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

            (c) Any indemnity payable under this Section 7.1 shall be net of any tax benefit enjoyed by Purchaser, the Companies or any Subsidiary.

            SECTION 7.2 Returns and Payments.
                        --------------------
            (a) From the date of this Agreement through and after the Closing Date, the Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Companies and the Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same with respect to any taxable period ending after the Closing Date). Returns of the Companies and the Subsidiaries not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Companies and the Subsidiaries (except to the extent counsel for the Seller or the Companies renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Purchaser or the Seller with respect to the Companies and the Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 7.1(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to
Section 7.1(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior the filing of such Return.

            (b) The Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Companies and the Subsidiaries for any taxable period that includes the Companies' or the Subsidiaries' taxable periods ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, accrued for such Taxes as current Taxes payable on the Closing Balance Sheet, and the Purchaser shall so pay or cause to be paid Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from the Seller by the date set forth in Section 7.5 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 7.1(a) and 7.1(b)).

            SECTION 7.3 Refunds. Any Tax refund (including any interest with
                        -------
respect thereto), and any equivalent benefit through a reduction in tax liability for a post-Closing Date period, relating to the Companies or any Subsidiary for any taxable period prior to the Closing Date (except for any refund included on the Reference Balance Sheet, which shall be the property of the Purchaser, and if paid to the Seller, shall be paid over promptly to the Purchaser) shall be the property of the Seller, and if received by the Purchaser or the Companies or any Subsidiary shall be paid over to the Seller within five Business Days of the earlier of receipt or entitlement thereto; provided,
                                                                --------
however, that any Tax benefit obtained by the Purchaser, the Companies or any
-------
Subsidiary as a result of utilizing any net operating loss carryforward or other carryforward which is allocable to the Companies or any Subsidiary shall be retained by the Purchaser, the Companies or such Subsidiary. The Purchaser shall, if the Seller so requests and at the Seller's expense, cause the relevant entity to file for and obtain any refunds or equivalent amounts to which the Seller is entitled under this Section 7.3. Purchaser shall permit the Seller to control (at the Seller's expense) the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the Seller shall designate to represent such entity with respect to such refund claim.

            SECTION 7.4 Contests.
                        --------
            (a) After the Closing, the Purchaser shall promptly notify the Seller in writing upon the commencement of any tax audit or administrative or judicial proceeding that could affect the Seller, and shall also separately notify the Seller, in writing, of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser or of any of the Companies and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII.

            (b) The Seller may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under this Article VII (any such audit, claim for refund or proceeding relating to an asserted tax liability are referred to herein collectively as a "Contest"). If the Seller elects to direct the Contest of an asserted tax liability, it shall within 30 calendar days of receipt of the notice of asserted tax liability notify Purchaser of its intent to do so, and Purchaser shall cooperate and shall cause each Subsidiary and any successor to a Subsidiary or its successor to cooperate, at the Seller's expense, in each phase of such Contest. The Purchaser also may participate in any such audit or proceeding and, if the Seller does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five Business days' prior written notice to the Seller setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Seller would be liable are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues. If the Seller chooses to direct the Contest, Purchaser shall promptly empower and shall cause the appropriate Subsidiary or its successor promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Seller as it may designate to represent Purchaser or the Subsidiary or its successor in the Contest insofar as the Contest involves an asserted tax liability for which the Seller would be liable under this Article VII. If the Seller assumes the defense of a Contest, the Seller shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the Purchaser for any taxable year without the written consent of the Purchaser, which consent shall not be unreasonable withheld.

            SECTION 7.5 Time of Payment. Payment by the Seller of any amounts
                        ---------------
due under this Article VII shall be made (i) at least three Business Days before the due date of the applicable estimated or final Return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which the Seller is responsible under Sections 7.1(a) and 7.1(b) and with respect to which Tax must be paid, and (ii) within five Business Days following an agreement between the Seller and the Purchaser that an indemnity amount is payable or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by the Seller of any amounts due under this Article VII shall be made within five Business Days after the date when the Seller has been notified by the Purchaser that the Seller has a liability for a determinable amount under this Article VII and is provided with calculations or other materials supporting such liability.

            SECTION 7.6 Cooperation and Exchange of Information. Upon the terms
                        ---------------------------------------
set forth in Section 5.2 of this Agreement, the Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Companies or the Subsidiaries or any part of the Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Each of the Seller and the Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies and the Subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 7.6 shall be kept confidential except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

            SECTION 7.7 Conveyance Taxes. The Seller and the Purchaser shall
                        ----------------
each pay 50% of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other party or parties to comply with the foregoing.

            SECTION 7.8 Miscellaneous.
                        -------------
            (a) The Seller and the Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Companies or any Subsidiary) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof.

            All amounts payable under any tax sharing agreement or arrangement between the Seller and the Companies or any Subsidiary for any taxable period ending on or prior to the Closing Date shall be calculated on a basis consistent with that used to date and shall be considered as Indebtedness owing to or from an Affiliate as of the Closing Date for purposes of Section 5.10. Except as otherwise provided above, any tax sharing agreement or arrangement between the Seller and the Companies or any Subsidiary shall be terminated immediately prior to the Closing.

            (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Seller to indemnify and hold harmless the Purchaser, the Companies and the Subsidiaries pursuant to this Article VII, and the representations and warranties contained in Section 3.20, shall terminate at the close of business on the 60th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

            (c) For purposes of this Article VII, "the Purchaser" and "the Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Companies and the Subsidiaries, except to the extent expressly referenced).

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

            SECTION 8.1 Conditions to Obligations of the Seller. The obligations
                        ---------------------------------------
of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants. The representations
                -----------------------------------------
and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except as would not have a Purchaser Material Adverse Effect, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

            (b) HSR Act. Any waiting period (and any extension thereof) under
                -------
the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

            (c) No Proceeding or Litigation. No Action shall have been commenced
                ---------------------------
by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.1(c) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action; and

            (d) Legal Opinion. The Seller shall have received from O'Melveny &
                -------------
Myers LLP a legal opinion, addressed to the Seller and dated the Closing Date, substantially in the form of Exhibit 8.1(d).

            (e) Registration Rights Agreement. The Purchaser shall have executed
                -----------------------------
and delivered to the Seller the Registration Rights Agreement.

            SECTION 8.2 Conditions to Obligations of the Purchaser. The
                        ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Representations, Warranties and Covenants. The representations
                -----------------------------------------
and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except as would not have a Material Adverse Effect, and the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

            (b) HSR Act. Any waiting period applicable to the purchase of the
                -------
Shares contemplated hereby shall have expired or shall have been terminated;

            (c) No Proceeding or Litigation. No Action shall have been commenced
                ---------------------------
or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.2(c) shall not apply if the Purchaser has solicited or encouraged any such Action;

            (d) Legal Opinion. The Purchaser shall have received from Shearman &
                -------------
Sterling a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of Exhibit 8.2(d);

            (e) Consents and Approvals. The Purchaser and the Seller shall have
                ----------------------
received, each in form and substance satisfactory to the Purchaser in its reasonable discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials which are necessary for the consummation of the transactions contemplated by this Agreement and all third party consents and estoppel certificates identified on Section 3.5(c) of the Disclosure Schedule;

            (f) Resignations of the Companies' Directors. The Purchaser shall
                ----------------------------------------
have received the resignations, effective as of the Closing, of all the directors and officers of the Companies and each Subsidiary, except for such persons as shall have been designated in writing prior to the Closing by the Purchaser to the Seller;

            (g) Certificate of Non-Foreign Status. The Purchaser shall have
                ---------------------------------
received from the Seller a certificate of non-foreign status, substantially in the form of Exhibit 8.2(g) hereto, executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act; and

            (h) Title Insurance. The Purchaser shall have received an ALTA
                ---------------
extended owner's coverage title insurance policy (the "Title Policy") issued by
                                                       ------------
First American Title Insurance Company, or another reputable nationally recognized title insurance company selected by the Purchaser, insuring LL's fee title in the Real Property in the amount of $87,000,000, subject only to such exceptions as are identified on Exhibit 8.2(h) and containing such endorsements as are identified on Exhibit 8.2(h). Other than the incremental cost of the zoning endorsement referred to on Exhibit 8.2(h), which shall be borne by the Purchaser, the entire expense of the Title Policy shall be borne by the Seller.

            (i) Termination of Interests in Real Property. The Purchaser shall
                -----------------------------------------
have received executed documents in recordable form effective to terminate immediately prior to the Closing (i) the Ladbroke Leases and (ii) the concession and lease agreement dated January 1, 1975 between Hillside Catering Co. and PRA, as amended.

            (j) Termination of Agreements. The Purchaser shall have received
                -------------------------
evidence of the termination and cancellation of the following agreements: (i) that certain Loan Agreement between Ladstock Holding Corporation and PRA, effective as of January 3, 1989, as amended or supplemented, and any and all promissory notes issued in respect thereof, and (ii) the Limited Partnership Agreement of Ladbroke I L.P., a California limited partnership, dated as of July, 1996 between PRA, as general partner, and LRC, as limited partner (the "Limited Partnership Agreement").

                                   ARTICLE IX
                                 INDEMNIFICATION

            SECTION 9.1 Survival of Representations, Warranties and
                        -------------------------------------------
Indemnification Obligations. (a) The representations and warranties of the
---------------------------
Seller contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement and the Disclosure Schedule (collectively, the "Acquisition Documents"), shall survive the Closing until
                    ---------------------
March 31, 2001; provided, however, that (a) the representations and warranties
                -----------------
dealing with Tax matters shall survive as provided in Section 7.8, (b) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing Date until the third anniversary of the Closing Date, (c) the representation and warranty in the penultimate sentence of Section
3.3 shall survive the Closing indefinitely and (d) the covenant contained in
Section 5.18 shall survive the Closing indefinitely. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim specifying in reasonable detail the basis of such claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

            (b) The indemnification obligations set forth in Sections 9.2(a)(iv)-(vii) shall survive the Closing until the later of (i) termination of all payment obligations under the applicable Action or agreement and (ii) entry of a final Governmental Order, or similar order of any arbitral or other body, in any Action or similar proceeding brought in respect of such payment obligations.

            SECTION 9.2 Indemnification by the Seller.
                        -----------------------------

            (a) The Purchaser, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each an "Indemnified Party"), shall
                                                      -----------------
be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:
 ----
                    (i) the breach of any representation or warranty made by the
               Seller contained in the Acquisition Documents;

                    (ii) the breach of any covenant or agreement by the Seller contained in the Acquisition Documents;

                    (iii) the late filing of, or the omission to file, a Form
               5500 with respect to the Pacific Racing Association 401(k) plan for plan years 1997 and 1998;

                    (iv) Article XII of the Option Agreement;

                    (v) the Actions disclosed in paragraphs 1, 2, 5, 6, 7 and 9

                    (vi) the Limited Partnership Agreement, or the relationship established thereby; or

                    (vii) the Development Agreement.

To the extent that the Seller's undertakings set forth in this Section 9.2 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser, the Companies and the Subsidiaries.

            (b) An Indemnified Party shall give the Seller notice (a "Claim
                                                                      -----
Notice") of any matter which an Indemnified Party has determined has given or
------
could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall
                                                      ------------------
be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Seller a Claim Notice relating to such Third Party Claim within 30 days of the receipt by the Indemnified Party of notice of the Third Party Claim;

provided, however, that any failure of the Indemnified Party to provide such Claim Notice shall not release the Seller from any of its obligations under this
Article IX except to the extent the Seller is materially prejudiced by such failure and shall not relieve the Seller from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. If the Seller acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through Shearman & Sterling if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Seller, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Seller. In the event the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Seller without the prior written consent of the Indemnified Party. No Indemnified Party shall make any voluntary admissions in connection with any Third Party Claim that materially prejudice the Seller.

            (c) The Purchaser hereby gives the Seller a Claim Notice in respect of the Actions listed in clause 9.2(a)(v) above, and the Seller hereby acknowledges its obligation to indemnify the Indemnified Parties against any Losses that may result from such Actions and gives notice of its intention to assume and control the defense of such Actions at its expense.

            SECTION 9.3 [Intentionally Omitted].
                         ---------------------

            SECTION 9.4 Limits on Indemnification; Jurisdiction; Guaranty.
                        -------------------------------------------------

            (a) Notwithstanding anything to the contrary contained in this Agreement, the Seller shall not be liable for (i) Losses arising out of or enumerated in Section 9.2(a)(i)-(iii) which are less than $20,000 individually,
(ii) the first $1,000,000 in the aggregate of Losses arising out of or enumerated in Section 9.2(a)(i)-(iii) which are in excess of $20,000 individually and (iii) Losses arising out of or enumerated in Section 9.2(a)(i)-(iii) which are in the aggregate in excess of $50,000,000. This
Section 9.4 shall not apply to any Loss arising out of or enumerated in Sections 9.2(a)(iv)-(vii).

            (b) Any indemnity payment under Section 9.2 shall be net of any tax benefit or insurance proceeds received by the Indemnified Party; provided that the amount of any insurance proceeds received by the Indemnified Party in respect of any Loss shall be deemed to be reduced by the amount of (i) any incremental cumulative additional insurance costs which are reasonably attributable to such Loss or (ii) any Tax liability which is attributable to the receipt of such insurance proceeds by the Indemnified Party.

            (c) Anything in this Article IX to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VII.

            (d) (i) The Seller and the Guarantor hereby consent to the non-exclusive jurisdiction of any court in which an Action is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agree that process may be served on the Seller and Guarantor with respect to such a claim at the address specified in this Agreement.

            (ii) The Guarantor hereby guarantees to the Purchaser the prompt payment in full of all amounts from time to time owing by the Seller to the Purchaser hereunder, in each case strictly in accordance with the terms hereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Seller shall fail to pay in full when due any of the Guaranteed Obligations, the Guarantor will promptly pay the same. The Guarantor hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Purchaser exhaust any right, power or remedy or proceed against the Seller hereunder.

            (iii) The obligations of the Guarantor hereunder are unconditional regardless of (A) the value, genuineness or regularity of any of the Guaranteed Obligations, (B) any lack of validity or enforceability of any Guarantied Obligations arising from the failure of the Seller to properly authorize, execute and deliver this Agreement or any other agreement executed in connection herewith, (C) whether or not any Guarantied Obligation is unenforceable or not allowable, in either case due to the existence of a bankruptcy, reorganization or similar proceeding involving the Seller, and (D) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                                   ARTICLE X
                             TERMINATION AND WAIVER

            SECTION 10.1 Termination. This Agreement may be terminated at any
                         -----------
time prior to the Closing:

            (a) by either the Seller or the Purchaser if the Closing shall not have occurred by December 31, 1999; provided, however, that the right to
                                    -----------------
terminate this Agreement under this Section 10.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

            (b) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining or enjoining the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

            (c) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have become untrue, in each case such that the conditions set forth in Section 8.2 would not be satisfied if such breach or untruth were to exist on the Closing Date (a "Terminating Seller Breach"); provided, however, that if such Terminating Seller Breach is cured by
          -----------------
the Seller by the earlier of the Closing Date or 15 days from the date on which the Seller became obligated under Section 5.9 to notify the Purchaser thereof, the Purchaser may not terminate this Agreement solely by reason of such Terminating Seller Breach;

            (d) by the Seller, upon a breach of any representation, warranty, covenant or agreement of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in each case such that the conditions set forth in Section 8.1 would not be satisfied if such breach or untruth were to exist on the Closing Date (a "Terminating Purchaser Breach"); provided, however, that if such Terminating Purchaser Breach is cured by the Purchaser by the earlier of the Closing Date or 15 days from the date on which the Purchaser became obligated under Section 5.9 to notify the Seller thereof, the Seller may not terminate this Agreement solely by reason of such Terminating Purchaser Breach; or

            (e) by the mutual written consent of the Seller and the Purchaser.

            SECTION 10.2 Effect of Termination. In the event of termination of
                         ---------------------
this Agreement as provided in Section 10.1, all further obligations under this Agreement shall terminate and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.3 and 11.1 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

            SECTION 10.3 Waiver. Either party to this Agreement may (a) extend
                         ------
the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights

                                   ARTICLE XI
                               GENERAL PROVISIONS

            SECTION 11.1 Expenses. Except as otherwise specified in this
                         --------
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. The Purchaser will pay the HSR filing fee, and, except as provided in Section 8.2(h), the Seller will pay the cost of the Title Policy. The Seller will cause the Companies and the Subsidiaries not to incur any out-of-pocket expenses for legal fees and expenses of outside counsel or other advisors in connection with this Agreement.

            SECTION 11.2 Notices. All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

            (a)   if to the Seller:

                  Ladbroke Racing Corporation
                  c/o Hilton Group plc
                  Maple Court Central Park
                  Reeds Crescent
                  Watford, Hertfordshire
                  England WD1  1HZ
                  Facsimile:  011-44-171-856-8495
                  Attention:  Mr. Russell Foreman

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Facsimile:  (212) 848-7179
                  Attention:  John A. Marzulli, Jr., Esq.

            (b)   if to the Guarantor:

                  Ladbroke Hotels U.S.A. Corporation
                  c/o Hilton Group plc
                  Maple Court Central Park
                  Reeds Crescent
                  Watford, Hertfordshire
                  England WD1  1HZ
                  Facsimile:  011-44-171-856-8495
                  Attention:  Mr. Russell Foreman

            (c)   if to the Purchaser:

                  MI Venture Inc.
                  c/o Magna International Inc.
                  337 Magna Drive
                  Aurora, Ontario, Canada L4G7K1
                  Facsimile:  905-726-7177
                  Attention:  Mr. James Nicol

                  with a copy to:

                  O'Melveny & Myers LLP
                  400 South Hope Street
                  Los Angeles, California 90071-2899
                  Facsimile:  213-430-6407
                  Attention:  Frederick B. McLane, Esq.


            SECTION 11.3 Public Announcements. No party to this Agreement shall
                         --------------------
make, or cause to be made, any press release or public announcement in respect of this Agreement, the transactions contemplated hereby or in connection with any Third Party Claim or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 11.4 Headings. The descriptive headings contained in this
                         --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.5 Severability. If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 11.6 Entire Agreement. This Agreement constitutes the entire
                         ----------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

            SECTION 11.7 Assignment. This Agreement may not be assigned by
                         ----------
operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser).

            SECTION 11.8 No Third Party Beneficiaries. Except for the provisions
                         ----------------------------
of Article IX relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 11.9 Amendment. This Agreement may not be amended or
                         ---------
modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.3.

            SECTION 11.10 Jurisdiction; Service of Process. Any action or
                          ------------
proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against Guarantor or the Seller only in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and Guarantor and the Seller consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waive any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on Guarantor or the Seller at their respective addresses specified in this Agreement.

            SECTION 11.11 WAIVER OF JURY TRIAL. EACH OF THE PURCHASER AND THE
                          --------------------
SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER OR THE SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            SECTION 11.12 Governing Law. This Agreement shall be governed by the
                          -------------
laws of the State of New York.

            SECTION 11.13 Counterparts. This Agreement may be executed in one or
                          ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.14 Specific Performance. The parties hereto agree that
                          --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          LADBROKE RACING CORPORATION


                                          By:_________________________________
                                                Name:
                                                Title:



                                          MI VENTURE INC.


                                          By:_________________________________
                                                Name:
                                                Title:



Guarantor hereby unconditionally guarantees the payment obligations of the Seller pursuant to this Agreement, including the Seller's indemnification obligations, and acknowledges and agrees to the provisions of Sections 9.4(d) and 11.10 hereof.

LADBROKE HOTELS U.S.A. CORPORATION


By: ______________________
Name:
Title:



                                      S-1